UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 5, 2015

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607
(Address of Principal Executive Offices) (Zip Code)

(864) 298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

World Acceptance Corporation, Inc. held its Annual Meeting of Shareholders on August 5, 2015. Of the 8,970,598 shares outstanding and entitled to vote, 8,197,577 shares were represented at the meeting, or a 91.38% quorum. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1 - Election of Directors

Elected the following six individuals to the Board of Directors to serve as directors for a term of one year until the Annual Meeting of Shareholders in 2016, or until their successors have been duly elected and qualified:

	Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
A. Alexander McLean III	7,265,257	72,392	—	859,928
James R. Gilreath	7,143,957	193,692	—	859,928
Charles D. Way	7,274,749	62,900	—	859,928
Ken R. Bramlett, Jr.	7,274,814	62,835	—	859,928
Scott J. Vassalluzzo	7,258,531	79,118	—	859,928
Darrell E. Whitaker	7,307,013	30,636	—	859,928
Janet Matricciani	7,283,048	54,601	—	859,928

Proposal 2 — Ratification of Appointment of Independent Auditors

Ratified the selection of McGladrey, LLP as independent auditors for the year ending March 31, 2016:

For	Against	Abstain	Broker Non-Votes
8,177,342	3,879	16,356	—

Proposal 3 — Approval, on an advisory basis, of the executive compensation of the Company

Approved, on an advisory basis, the executive compensation of the Company:

For	Against	Abstain	Broker Non-Votes
7,226,112.00	81,943.00	29,594.00	859,928.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015
World Acceptance Corporation

	By:	/s/ John L. Calmes Jr.
John L. Calmes Jr.
Vice President and Chief Financial Officer